STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is made effective _____________, between INTERSTATE DATA USA, INC., a Delaware corporation, (hereinafter called the “Corporation”), and ____________________________ (hereinafter called “Employee”).

WHEREAS the Corporation has employed Employee as president and considers it desirable and in its best interests that Employee be given an inducement to acquire an additional proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation in the form of options to purchase shares of common stock, $.001 par value (the “Common Stock”) of the Corporation.

NOW, therefore, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Grant of Option. The Corporation hereby grants to Employee the right, privilege, and option (the “Option”) to purchase ___________ shares of its Common Stock (the “Option Shares”) at $______ per share (the “Purchase Price”).

2. Time of exercise of Option. The Option may first be exercised by Employee beginning ________________. The Option may be exercised from time to time and for such number of shares as Employee may, in his sole discretion, determine. Provided, however, that at all times during the period beginning with the granting of the Option and ending on the day three months before the date of its exercise, Employee was an employee of either the Corporation or a parent or subsidiary of it, or of the corporation or parent or subsidiary of such corporation issuing or assuming the stock option. The Option granted hereunder will expire on ______________.

3. Method of Exercise. The Option shall be exercised by written notice directed to the Corporation at its principal place of business. The Purchase Price is payable as follows:

(a) By delivery of cash or check in the amount of the Purchase Price attributable to the Option Shares purchased; or

(b) by execution and delivery of a promissory note (the “Note”) payable to the Corporation in the original principal amount of the Purchase Price attributable to the Option Shares purchased, bearing interest from the date hereof and substantially in the form attached as Exhibit “A”; accompanied by the execution and delivery of a Pledge Agreement in substantially the form attached as Exhibit “B”.

4. Delivery of Option Shares. The Corporation shall make immediate delivery of the Option Shares purchased, provided that if any law or regulation requires the Corporation to take any action with respect to the Option Shares before the issuance thereof, then the date of delivery of such Option Shares shall be extended for the period necessary to take such action.

Stock Option Agreement

5. Termination of Option. Except as otherwise stated in this Agreement, the Option, to the extent not previously exercised shall terminate:

(a) Upon the expiration of three calendar months from the date on which the Employee’s continuous employment by the Corporation is terminated, provided that in the event of Employee’s death while in the employ of the Corporation his personal representatives may exercise the option as to any of the Option Shares not previously exercised during his lifetime within six months following the date of his death; or

(b) On __________________ 20___.

6. Outstanding Option. The Option granted to Employee under this Agreement may be exercised notwithstanding the existence of any option previously or subsequently granted to him to purchase shares of Common Stock of the Corporation at a price (determined as of this date) higher than the option price under the option herein granted to Employee.

7.  Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by a change in par value, split - up, reclassification, reverse split, distribution of a dividend payable in shares, or the like, the number of Option Shares and the Purchase Price for them shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, Employee shall be entitled to receive options covering shares of such reorganized, consolidated, or merged Corporation in the same proportion, at an equivalent price, and subject to the same conditions as the Option Shares. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation, or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all Option Shares immediately before such reorganization, consolidation, or merger over the aggregate Purchase Price of such Option Shares.

8. Rights Prior to Exercise of Option. The Option is nontransferable by Employee except as herein otherwise provided in paragraph 5(a) hereof, and during his lifetime is exercisable only by him, and Employee shall have no rights as a shareholder in the Option Shares until payment of the Purchase Price and delivery to Employee of such Option Shares as herein provided.

9. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

Stock Option Agreement

In witness whereof the parties hereto have caused this Agreement to be executed the day and year first above written.

INTERSTATE DATA USA, INC.

EMPLOYEE:

Stock Option Agreement